Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM, AND EXCEPT AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FMC GLOBALSAT HOLDINGS, INC.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: U.S. $225,000	Issue Date: April 26, 2019
Fort Lauderdale, Florida

This FMC GlobalSat Holdings, Inc. Convertible Promissory Note (this “Note”) is made as of the Issue Date set forth above, by FMC GlobalSat Holdings, Inc., a Delaware corporation (the “Company”), in favor of ROBERT BERG, an individual (the “Holder”). For value received, the Company promises to pay Holder, the Principal Amount set forth above. Interest shall be paid from the date of this Note on the unpaid principal amount at a rate equal to twelve percent (12%) per annum, and shall be payable monthly. The Company may voluntarily pre-pay all or a part of the principal amount of the Note then outstanding at any time. This Note is also subject to the following terms and conditions.

1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on the date that is eighteen (18) months from the Issue Date (the “Maturity Date”). Subject to Section 2 below, accrued interest shall be due and payable on a monthly basis. Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act, or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2. Conversion.

(a) Conversion. The entire then outstanding principal amount of, and any unpaid accrued interest if any, this Note shall be converted into shares of the Company’s Common Stock (the “Shares”), at the sooner to occur of the following: (i) automatically, upon the Maturity Date, or (ii) at the Holder’s option, at any time following commencement of trading of the company’s common stock on a public market such as NASDAQ. The number of Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the entire principal amount of this Note, and accrued interest if any, by the price per share of $1.50, rounded to the nearest whole share.

(b) Conversion Upon Acquisition. In the event that all or substantially all of the assets or shares of the Company are acquired or merged into another entity prior to the closing date of the Next Equity Financing (an “Acquisition”), then the principal amount of this Note, accrued interest thereon, and a prepayment premium equal to twenty percent (20%) of the principal amount of this Note shall be repaid at the closing of the Acquisition.

(c) Mechanics and Effect of Conversion. No fractional shares of the Company’s Equity Securities will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, if any, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(d) Payment of Interest. Upon conversion of the principal amount of this Note into the Company’s capital stock, any interest accrued on this Note that is not by reason of Sections 2(a) or 2(b) hereof simultaneously converted into securities of the Company shall be immediately paid to the Holder.

3. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

4. Transfer; Successors, and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the originally-signed Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5. Governing Law. This Note and all matters related hereto shall be governed, construed and interpreted strictly in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the state or federal courts located in Wilmington, Delaware.

6. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

7. Amendments and Waivers. This Note is issued as part of a series of similar notes (collectively with this Note, the “Notes”) which are collectively held by the “Holders”. Any term of this Note may be amended only with the written consent of the Company and a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holder, and each transferee of the Note.

8. Entire Agreement. This Note, and the documents referred to herein (including the Purchase Agreement) constitute the entire agreement and understanding of the Company and Holder relating to the subject matter set forth in this Note and supersede any and all previous agreements or understanding between the Company and Holder relating to the subject matter set forth in this Note.

9. Subordination; Not Secured; Equal Priority. This Note shall be unsecured and shall be subordinate in right of payment to all current and future indebtedness of the Company to banks and other financial institutions. All of the Notes shall rank equally without preference or priority of any kind over one another, and all payments or other consideration delivered on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the original principal amount of such Notes.

“COMPANY:”

FMC GLOBALSAT HOLDINGS, INC.,
a Delaware corporation

By:
Emmanuel Cotrel, President and CEO

Address: 3301 SE 14th Avenue
Fort Lauderdale, FL 33316

AGREED TO AND ACCEPTED

AS OF THIS 23rd DAY OF APRIL, 2019:

“HOLDER:”

Robert Berg, an individual

By:

Address:

[Signature Page to FMC GlobalSat Holdings, Inc. Convertible Promissory Note]

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